UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

NetSolve, Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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E-mail Sent by David Hood, NetSolve’s President and Chief Executive Officer, to NetSolve Employees on September 26, 2004

From: Hood, David

Sent: Sunday, September 26, 2004 6:24 PM

To: Netsolve

Subject: Important Communication

NetSolve Team,

Some of you may have read by now the article in the business section of Saturday’s Austin American-Statesman paper, which reports on a recently filed shareholder suit.

We want you to know that we consider the lawsuit without merit, and we will be vigorously defending it as we move forward with the steps necessary to complete our merger with Cisco.

In the meantime, please continue to focus on providing our customers outstanding service and on conducting our business.

Thank you,

David Hood

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements contained herein include statements about the consummation of the pending acquisition of NetSolve by Cisco Systems, Inc. These statements are subject to inherent risks with regard to the satisfaction of the conditions to the closing of the acquisition and the timing of the closing if it occurs. Additional information relating to the uncertainty affecting NetSolve’s business is contained in NetSolve’s filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which such statement was made, and

NetSolve does not undertake any obligation to (and expressly disclaims any such obligation to) update any forward-looking statement to reflect events or circumstances after the date on which such statement was made, or to reflect the occurrence of unanticipated events.

Caution Required by Certain Securities and Exchange Commission Rules

In connection with our proposed merger with a subsidiary of Cisco Systems, we will be filing a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders can obtain a free copy of the proxy statement (when available) and other documents filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission’s web site at www.sec.gov. Free copies of the proxy statement (when available) and other documents filed by us with the Securities and Exchange Commission may also be obtained from us by directing a request to Investor Relations, NetSolve, Incorporated, 9500 Amberglen Boulevard, Austin, Texas 78729 (Telephone: (512) 340-3224).

NetSolve and its directors and executive officers may be deemed, under Securities and Exchange Commission rules, to be soliciting proxies from NetSolve’s stockholders in favor of the proposed merger. Information regarding the identity of these persons is set forth in a Schedule 14A filed by us with the Securities and Exchange Commission on June 15, 2004 relating to our 2004 annual meeting of stockholders and a Form 10-K filed by us with the Securities Exchange Commission on June 9, 2004, both of which are available free of charge from the Securities and Exchange Commission or from us, as indicated above. Information regarding the interests of these persons in the solicitation will be more specifically set forth in the proxy statement concerning the proposed merger that we will file with the Securities and Exchange Commission, which will be available free of charge from the Securities and Exchange Commission or from us as indicated above.